Exhibit 99.7

EXECUTIVE VERSION

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT, dated as of April 28, 2026 (as it may from time to time be amended, this “Agreement”), is entered into by and between Pershing Square USA, Ltd., a Delaware statutory trust (the “Company”), and Pershing Square PSUS Holdings, LLC, a Nevada limited liability company (the “Purchaser”).

WHEREAS, the Company is a closed-end investment company that has registered with the U.S. Securities and Exchange Commission (the “Commission”) on Form N‑8A under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, in connection with the combined initial public offering (the “Combined Offering”) of the Company’s common shares of beneficial interest, no par value (the “Common Shares”) and the common stock (the “PS Inc. Common Stock”) of Pershing Square Inc. (“PS Inc.”), the parent company of the Purchaser, the Company has filed a Registration Statement on Form N-2 with the Commission in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”) and concurrently with the closing of the Combined Offering, the Company and PS Inc. will complete a combined private placement (the “Combined Private Placement”) of the Common Shares and PS Inc. Common Stock; and

WHEREAS, the Company desires to issue and sell and Purchaser desires to purchase 2,000,000 shares of the Common Shares (the “Shares”), in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof;

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.
Purchase and Sale of the Subscribed Shares.

A.
On the Closing Date (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for a purchase price of $100,000,000.00 (the “Aggregate Purchase Price”), subject to the terms and conditions set forth herein. The closing of the purchase and sale of the Shares shall take place simultaneously with the closing of the Combined Private Placement and the date of such closing shall be referred to herein as the “Closing Date.”

B.
The closing of the purchase and sale of the Shares shall take place by remote communications and by the exchange of signatures by electronic transmission on the Closing Date.

C.
As payment in full for the Shares being purchased under this Agreement, the Purchaser shall pay (or cause to be paid on its behalf) the Aggregate Purchase Price. The Purchaser shall pay the Aggregate Purchase Price by wire transfer of immediately available funds in accordance with the Company’s wiring instructions, on the Closing Date.

D.
The Company shall deliver to the Purchaser evidence of the issuance of the Shares to the Purchaser, credited to book-entry accounts maintained by the transfer agent of the Company.

Section 2.
Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Shares, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing Date) that:

A.
Organization and Trust Power. The Company is a statutory trust validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite trust powers and authority necessary to execute and deliver this Agreement and carry out the transactions contemplated hereby.

B.
The Shares. The Shares have been duly authorized and upon the issuance of the Shares pursuant to Section 1.A, the Shares will be validly issued, fully paid and non-assessable.

C.
Authorization; No Breach.

(i)
The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby have been duly authorized by the Company as of the Closing Date, and no further approval or authorization is required on the part of the Company or its shareholders. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii)
The execution and delivery by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of the Second Amended and Restated Agreement and Declaration of Trust or the By-Laws of the Company (in effect on the date hereof or as may be amended prior to the closing of the Combined Private Placement), (b) (1) constitute a default under or result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (2) result in a violation of, or (3) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency under, any material law, statute, rule, regulation, agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

D.
Governmental Consents. Assuming the accuracy of the representations made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement except for filings pursuant to applicable state securities laws, if any.

E.
No Other Representations. Except for the foregoing representations and warranties, the Company does not make, and hereby disclaims, any other representations or warranties. The Purchaser acknowledges and agrees that in entering into this Agreement it has not relied and is not relying on any representations, warranties or other statements whatsoever, whether written or oral (from or by the Company or any Person acting on their behalf) other than those expressly set out in this Agreement (or other related documents referred to herein) and that it will not have any right or remedy with respect to this Agreement arising out of any representation, warranty or other statement not expressly set out in this Agreement.

Section 3.
Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing Date) that:

A.
Organization and Requisite Authority. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser possesses all requisite limited liability company power and authority necessary to carry out the transactions contemplated by this Agreement.

B.
Authorization; No Breach.

(i)
This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)
The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.
Investment Representations.

(i)
The Purchaser is acquiring the Shares for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)
The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

(iii)
The Purchaser understands that the offer and sale of the Shares to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of the Shares is not and is not intended to be part of the Combined Offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

(iv)
The Purchaser did not purchase the Shares as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)
The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares, which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and trustees of the Company. The Purchaser understands that its investment in the Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Shares.

(vi)
The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(vii)
The Purchaser has such knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of an investment in the Shares and is able to bear the economic risk of an investment in the Shares in the amount contemplated under this Agreement for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Shares. The Purchaser can afford a complete loss of its investments in the Shares.

Section 4.
Restrictions on Transfer.

A.
Securities Law Restrictions. The Purchaser agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (i) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (ii) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and with all applicable state securities laws.

B.
Restrictive Legends. All certificates or book entries representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

C.
Inapplicability of Lock-up Period. Notwithstanding anything to the contrary in this Agreement or in that certain Anchor Subscription Agreement, entered into concurrently with this Agreement by and between the Company and the Purchaser, Section 4(C) of such Anchor Subscription Agreement shall not apply to the Shares acquired hereunder.

Section 5.
Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Shares are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.
Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

B.
Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

C.
No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D.
Offering. The closing of the Combined Offering shall occur substantially concurrently with (or immediately prior to) the closing of the transactions contemplated by this Agreement.

Section 6.
Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement to issue the Shares are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

A.
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

B.
Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

C.
No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

D.
Offering. The closing of the Combined Offering shall occur substantially concurrently with (or immediately prior to) the closing of the transactions contemplated by this Agreement.

Section 7.
Termination. This Agreement may be terminated at any time (A) as mutually agreed by the Company and the Purchaser or (B) upon the election of either the Company or the Purchaser upon written notice to the other party if the closing of the Combined Offering does not occur prior to June 30, 2026.

Section 8.
Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Date.

Section 9.
Miscellaneous.

A.
Further Assurances. The Purchaser agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

B.
Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and delivered: (i) personally or sent by first-class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

C.
Entire Agreement. This Agreement embodies the entire agreement and understanding between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

D.
Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

E.
Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

F.
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

G.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

H.
No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

I.
No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and hold the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

J.
Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular section unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty or covenant.

K.
Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

L.
Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

PERSHING SQUARE USA, LTD.

By:	/s/ Michael Gonnella
Name: Michael Gonnella
Title: Chief Financial Officer

By:	/s/ Halit Coussin
Name: Halit Coussin
Title: Chief Compliance Officer

PERSHING SQUARE PSUS HOLDINGS, LLC

By:	Pershing Square Holdco, LP, its Member

By:	/s/ William Ackman
Name:	William Ackman
Title:	Chief Executive Officer